Exhibit 99.11

Acquisitions

Michael D. Bauersachs Vice President—Planning September 26, 2005

1

Growth Through Acquisitions

Coal Reserves Tripled

Millions of Tons

2500 2000 1500 1000 500 0

757

2,326

88 90 92 94 96 98 00 02 04

2

Strategy/Planning

Opportunistic—Acquire properties during counter-cyclical times (8 bankruptcy transactions).

Target strategic reserves/infrastructure Embrace trends

Development—Proven record of opening new mines provide opportunities that others ignore.

3

Opportunistic Transaction (Example)

Republic (4 separate transactions)

Eagle Land – Lodestar bankruptcy Hanna Land – Horizon bankruptcy Moran outside interests Skitter Creek – Horizon bankruptcy

4

Eagle Land Tract

5

Moran Tract

6

Skitter Crk.Tracts

7

Area	map 8

Strategic Reserves/Infrastructure (Example)

Mammoth Development

Kanawha Energy reserves

Mariner’s Museum property (Horizon lessor)

Cannelton acquisition

9

10

11

12

Area Map 13

Embrace Trends (Example)

Starfire (sellers market)

Acquire property ($5.0 million)

Sell property for $52.0 million, and retain equipment

Employ shovel, dragline, and mobile equipment at other Massey mines

14

Area Map 15

Development (Example)

Rostraver (Pennsylvania)

Acquired from National Steel Liquidating Trust 65.0 million recoverable Upper Freeport tons High vol. metallurgical coal/steam Strategic location (river, rail, truck and industrial markets) Methane development potential

16

Donora 17

Why Successful (Fundamentals)

Empower – Resource Groups encouraged to reach out

Always acquire “tuck in” acquisitions where attractive

Knowledge

Due diligence

Convert raw data to Massey standards

Hands on approach with experienced review team

Deal structure – Asset deals where possible, and target acquisitions that can be integrated and managed the “Massey way”.

Execution – The only transactions that count are the ones that are closed.

18

Doing the Right Thing. with Energy

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